DIEBOLD, INCORPORATED

FIRST AMENDMENT TO
DEFERRED COMPENSATION PLAN NO. 2
FOR DIRECTORS OF DIEBOLD, INCORPORATED

WHEREAS, Diebold, Incorporated established the Deferred Compensation Plan No. 2 for Directors of Diebold, Incorporated effective as of January 1, 2005; and
WHEREAS, pursuant to Article IV of the Plan, the Company reserved the right to amend the Plan; and
WHEREAS, the Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, applicable to nonqualified deferred compensation; and
WHEREAS, on July 24, 2015, the Board of Directors of the Company approved an amendment of the Plan to revise Section 8 of Article II of the Plan;
NOW, THEREFORE, effective for the Fees deferred pursuant to Election Agreements entered into after the July 24, 2015 date of this First Amendment and the related Participant Accounts, Section 8 of Article II of the Plan is deleted in its entirety and the following is inserted in place thereof (defined terms not otherwise defined herein shall have the meanings ascribed to them in the Plan):

8.    Acceleration.

(i)For Fees deferred pursuant to Election Agreements entered into on or prior to July 24, 2015 and the related Participant Accounts, the following shall apply: Notwithstanding the foregoing, (i) in the event of the acquisition of substantially all of the assets of the Company or more than fifty percent (50%) of its stock by any person, firm, corporation or group of related corporations, in a transaction or transactions not approved by the Board of Directors of the Company, provided such transaction constitutes a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation" (for purposes of Section 409A of the Code), the entire amount of a Participant's Account will be paid in a lump sum to the Participant or his Beneficiary on the date of the closing of such transaction, or (ii) if a Participant incurs an Unforeseeable Emergency, to the extent permitted by Section 409A of the Code, an amount from such Participant's Account or Accounts shall be immediately paid to the Participant on the date within thirty (30) days after the date the Committee determines that the Participant has incurred an Unforeseeable Emergency, provided that the Participant shall not have the right to designate the taxable year of payment.

(ii)For Fees deferred pursuant to Election Agreements entered into after July 24, 2015 and the related Participant Accounts, the following shall apply: Notwithstanding the foregoing, (i) in the event of a Change in Control, the entire amount of a Participant's Account will be paid in a lump sum to the Participant or his Beneficiary on the date of the occurrence of such Change in Control, or (ii) if a Participant incurs an Unforeseeable Emergency, to the extent permitted by Section 409A of the Code, an amount from such Participant's Account or Accounts shall be immediately paid to the Participant on the date within thirty (30) days after the date the Committee determines that the Participant has incurred an Unforeseeable Emergency, provided that the Participant shall not have the right to designate the taxable year of payment.

Solely for purposes of this Section 8(ii) of Article II of the Plan:

(a)“Board” means the board of directors of the Company.

(b)“Change in Control” means the occurrence of any of the following:

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(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either: (A) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

(2)
individuals who, as of July 24, 2015, constitute the Board (as modified by this subsection (2), the “Incumbent Board”), cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(4)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

A “Change in Control” will be deemed to occur (i) with respect to a Change in Control pursuant to subsection (1) above, on the date that any Person becomes the beneficial owner of thirty percent (30%) or more of either the Company Common Stock or the Voting Stock, (ii) with respect to a Change in Control pursuant to subsection (2) above, on the date the members of the Incumbent Board first cease for any reason (other than death or disability) to constitute at least a majority of the Board, (iii) with respect to a Change in Control pursuant to subsection (3) above, on the date the applicable transaction closes and (iv) with respect to a Change in Control pursuant to subsection (4) above, on the date of the shareholder approval. Notwithstanding the foregoing provisions, a “Change in Control” shall not be deemed to have occurred for purposes of this Section 8(ii) of Article II of the Plan solely because of a change in control of any Subsidiary.

(c)“Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by the Company, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

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